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                                                                    EXHIBIT 99.4


                                 SHAREDATA, INC.
                              AMENDED AND RESTATED
                             1984 STOCK OPTION PLAN


      1. Establishment. On September 10, 1984, ShareData, Inc., a California corporation (the "Company"), established its 1984 Stock Option Plan under which options may be granted to Eligible Persons to purchase shares of the Company's Common Stock. On June 8, 1992, this 1984 Stock Option Plan was amended and restated to increase the share reserve to 1,200,000 shares and to make certain other changes. This 1984 Stock Option Plan is hereby amended as provided herein to extend the duration thereof. It is expressly intended that options granted pursuant to this 1984 Stock Option Plan may constitute incentive stock options ("Incentive Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or may constitute non-qualified stock options ("Non-Qualified Options").

      2. Purpose. This 1984 Stock Option Plan is designed to enable the Company to attract, retain and motivate directors, officers and key employees of, and consultants to, the Company, a Parent or a Subsidiary by providing for or increasing the proprietary interest of such persons in the Company and thereby provide an incentive to such persons to work toward the future financial security and success of the Company. Options may also be granted under this 1984 Stock Option Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business and assets of any corporation, firm or association, including options granted to employees thereof who become employees of the Company, a Parent or a Subsidiary.

      3. Definitions.

            (a) Plan. This 1984 Stock Option Plan as the same may be amended from time to time as provided hereinafter.

            (b) Parent. Any corporation in an unbroken chain of corporations ending with the Company each of which, other than the Company, owns 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

            (c) Subsidiary. Any corporation in an unbroken chain of corporations beginning with the Company each of which, other than the last corporation in the unbroken chain, owns 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

            (d) Board. The Board of Directors of the Company.

            (e) Committee. The Committee of the Board established to direct and administer the Plan as provided in Section 4 hereof.


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            (f) Stock. Shares of the Common Stock of the Company, and such other stock as may be substituted therefor as provided in the adjustment provisions of Sections 16 and 17 hereof.

            (g) Eligible Person. A person who is eligible to be granted an Option. A person is eligible to be granted an Option if such person is (i) regularly employed by the Company, a Parent or a Subsidiary, (ii) a director of the Company, a Parent or a Subsidiary, and/or (iii) a consultant or other person who is providing services to the Company, a Parent or a Subsidiary.

            (h) Optionee. The person to whom an Option under the Plan has been or is to be granted.

            (i) Date of Grant. The date on which the Board or the Committee completes the corporate action constituting authorization of the Option for a specified Optionee.

            (j) Option. A right granted under the Plan to purchase Stock.

            (k) Exercise Price. The price at which Stock may be purchased on exercise of an Option granted under the Plan.

            (l) Fair Market Value. If the Stock is not publicly traded, fair market value shall be determined by the Board or the Committee and may be computed by any method as the Board or the Committee in good faith believes will reflect the fair market value of the Stock on the day in question. If the Stock is publicly traded, fair market value shall be the closing sale price per share of the Stock, for securities listed on a national securities exchange, or the closing bid price per share of the Stock, for securities quoted by NASDAQ, on the day in question (or, if such day is not a trading day or if no sales of or bids on the Stock were made on such day, on the nearest preceding trading day on which sales of or bids on the Stock were made), as reported in The Wall Street Journal, or, if trading in the Stock is then not reported in The Wall Street Journal, at such closing sale or bid price as may then appear in what the Board or the Committee in its judgment then deems to be the most nearly comparable listing or reporting service.

      4. Administration. The Plan shall be administered by the Board or, in the discretion of the Board, by a Committee of not less than three persons selected by the Board. The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board. The Committee may select one of its members as its chairman and shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by all the members of the Committee shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary, shall keep minutes of its


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meetings, and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

      The interpretation and construction by the Committee of any provision of the Plan or of any Option granted under the Plan shall be final and binding upon Optionees and their respective successors, unless otherwise determined by the Board, in which case such determination of the Board shall be final and binding. No member of the Board or the Committee shall be liable for any action or determination made in good faith. The Board or the Committee may from time to time adopt rules and regulations for carrying out the Plan and, subject to the provisions of the Plan, may prescribe the form or forms of the instruments evidencing any Option granted under the Plan.

      Subject to the provisions of the Plan, the Board or the Committee shall have full and final authority in its discretion to select the Eligible Persons to be granted an Option, to grant such Option, and to determine the number of shares of Stock to be subject thereto, whether the Option shall be an Incentive Option or a Non-Qualified Option, the Exercise Price, the terms of exercise, the expiration date, and such other terms and provisions thereof as it may authorize, each of which terms may be different for each Option.

      5. Stock Subject To The Plan. Subject to the adjustments provided in Sections 16 and 17 hereof, the aggregate number of shares of Stock which may be subject to Options granted under the Plan shall be 1,200,000 shares. Shares of Stock subject to the unexercised portion of any Option granted under the Plan which expires or terminates or is canceled shall again become available for purposes of the Plan. Shares of Stock deliverable upon the exercise of any Option granted under the Plan may be authorized and unissued Stock or previously outstanding Stock which has been reacquired by the Company. No Option shall be exercisable except in respect of whole shares of Stock.

      6. Limitations On Incentive Options.

            (a) Fair Market Value Limitation. With respect to Incentive Options granted before January 1, 1987, subject to the overall limitations of Section 5 hereof, the aggregate Fair Market Value (determined as of the time the Option is granted) of the shares of Stock with respect to which any Optionee may be granted Incentive Options in any calendar year (under the Plan and all other stock option plans of the Company, any Parent, and any Subsidiary) shall not exceed $100,000 plus any unused limit carry-over, calculated under Section 422A(c)(4) of the Internal Revenue Code of 1954, as amended prior to the Tax Reform Act of 1986 (the "1954 Code"). With respect to Incentive Options granted after December 31, 1986, subject to the overall limitations of Section 5 hereof, the aggregate Fair Market Value (determined as of the time the Option is granted) of the shares of Stock for which Incentive Options held by an Optionee may become exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company, any Parent, and any Subsidiary) shall not be at a rate in excess of $100,000 as provided in Section 422(d) of the Code.


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            (b) Sequential Exercise Limitation. An Optionee may not exercise an
Incentive Option granted before January 1, 1987 so long as there is outstanding (within the meaning in Section 422A(c)(7) of the 1954 Code) any other incentive stock option (issued within the meaning of Section 422A of the 1954 Code) which was granted to the Optionee by the Company, a Parent or a Subsidiary, or a predecessor corporation of any of such corporations, prior to the grant of such Incentive Option. The foregoing restriction on exercise shall not apply to any Incentive Option granted after December 31, 1986.

      7. Participants. Subject to the provisions of the Plan, the Board or the Committee shall, from time to time, select from among the Eligible Persons those persons to whom Options may be granted. No Incentive Option shall be granted to any Eligible Person who is not an employee of the Company, a Parent or a Subsidiary.

      8. Employment Obligations For Incentive Options. As consideration for the granting of any Incentive Option hereunder, the Optionee shall agree in the applicable Incentive Stock Option Agreement or any other written agreement between the Optionee and the Company, a Parent or a Subsidiary that, during the period of his or her employment by or association with the Company, a Parent or a Subsidiary, he or she shall faithfully and to the best of his or her ability devote his or her time, energy, and skill during all of his or her working hours for the Company to the service of the Company, a Parent or a Subsidiary, and the promotion of its interests, subject to vacations, military service leave, sick leave, and other bona fide absences in accordance with the regular policies and practices of the Company, a Parent or a Subsidiary, or any written agreement between the Optionee and the Company, a Parent or a Subsidiary. Nothing herein or in an Incentive Stock Option Agreement shall confer upon an Optionee any right with respect to continued employment or limit his or her rights to terminate his or her employment.

      9. Duration Of Plan. Options may be granted as provided in the Plan at such time or times as may be determined by the Board or the Committee, but any such grants must be made at or prior to the close of business on November 5, 2002. All Options outstanding on that date may thereafter be exercised in accordance with their respective terms. However, no Option shall be granted under the Plan after such date.

      10. Option Period. No Option granted under the Plan may be exercised in whole or in part more than ten years after its Date of Grant. The expiration date of any Incentive Option granted to an Eligible Person who, on the Date of Grant of the Option, owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company, a Parent or a Subsidiary (as interpreted under Section 422(b)(6) of the Code), shall be not later than the fifth anniversary date of the Date of Grant. For purposes of determining whether such 10% stock ownership exists, the attribution rules of
Section 424(d) of the Code shall apply.

      11. Payment of Option Exercise Price. Payment for shares of Stock purchased upon the exercise of an Option shall be made in full in cash or by check, bank draft or postal or express money order payable, in each case, to the order of the Company in lawful money of the United States at the time of exercise, or an Optionee may deliver shares of Stock of the


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Company which he or she has previously acquired or, if the Stock Option
Agreement with respect to the Option so provides, a promissory note having such terms as the Board or the Committee shall, in its discretion, establish, to satisfy in whole or in part the Exercise Price of the Option. Any shares of Stock delivered to exercise an Option shall be valued at the aggregate Fair Market Value of the Stock determined as of the date such Option is exercised.

      12. Option Exercise Price. The Exercise Price of the Stock for each Option granted under the Plan shall be at least 100% of the Fair Market Value of the Stock at the Date of Grant of the Option; provided, however, if, at the time an Option is granted, the Eligible Person to whom it is granted owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company, a Parent or a Subsidiary (as interpreted under Section 422(b)(6) of the Code and applying the attribution rules of Section 424(d) of the Code), the Exercise Price of the Stock for such Option shall be at least 110% of the Fair Market Value of the Stock at the Date of Grant of such Option. Subject to the general limitations of the Plan, and with the consent of the Optionee, the Board or the Committee may make any adjustment in the Exercise Price, the number of shares of Stock subject to or the term of an Option by cancellation of an outstanding Option and a subsequent regranting of an Option, or by amendment or substitution of an outstanding Option. An Option which has been so amended, substituted or regranted may have a higher or lower Exercise Price, cover a greater or lesser number of shares of Stock, or have a longer or shorter term than the Option it replaced, but its Exercise Price shall in no event be less than 100% or 110%, as the case may be, of the Fair Market Value of the Stock at the date of amendment, substitution or regrant of the Option.

      13. Exercise Of Options. The Board or the Committee shall have full authority, in its discretion, to prescribe in any Stock Option Agreement subject to the provisions of the Plan that the subject Option will be exercisable in full at any time or from time to time during the term of the Option, to provide that the subject Option will be exercisable in such installments and at such times during the term of the Option as the Board or the Committee may determine, to provide that the subject Option will be exercisable following termination of the Optionee's employment by or association with the Company, a Parent or a Subsidiary for any reason (subject to the overall limitations of Section 10 hereof) or to specify additional conditions which the Optionee must fulfill in order to exercise the Option. The holder of an Option shall not have any of the rights of a shareholder with respect to the shares of Stock covered by the Option until such shares are issued to him or her upon the exercise of the Option.

      14. Rights Of Repurchase. So long as the Stock is not listed on any national securities exchange, or so long as the Stock is not traded on a regular basis, as determined by the Company, in the over-the-counter market, the Company may reserve for itself (a) a right of first refusal on any sale or disposition of shares of Stock acquired upon the exercise of an Option (if the Company chooses to repurchase such shares of Stock, it will do so on terms equivalent to those offered by the intended transferee), and (b) a right to repurchase shares of Stock acquired upon the exercise of an Option if an Optionee's employment by or association with the Company, a Parent or a Subsidiary is terminated for any reason, or in other circumstances (whether or not such shares of Stock are vested or unvested), at a price at least


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equal to the Exercise Price of such shares of Stock. Unless and until a public market exists for the Stock, each certificate representing shares of Stock subject to such provisions shall bear a legend to the effect that such shares are subject to certain repurchase rights in favor of the Company.

      15. Nontransferability Of Options. Any Option granted under the Plan shall by its terms be nontransferable by the Optionee other than by will or according to the laws of descent and distribution and is exercisable during the Optionee's lifetime only by him or her.

      16. Adjustments. If outstanding shares of Stock are increased or decreased, or are changed into or exchanged for a different number or kind of shares or securities of the Company, through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other change in the corporate structure of the Company, an appropriate and proportionate adjustment shall be made in the maximum number and/or type of shares or securities as to which Options may be granted under the Plan. A corresponding adjustment changing the number and/or type of shares or securities allocated to unexercised Options, or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in outstanding Options shall be made without change in the aggregate Exercise Price applicable to the unexercised portion of such Options, but a corresponding adjustment in the Exercise Price for each share or other unit of any security covered by the Option shall be made. Adjustments under this Section 16 shall be made by the Board, and its determinations as to what adjustments shall be made, and the extent thereof, shall be final and binding.

      17. Terminating Transactions. Except as provided in this Section 17, upon the dissolution or liquidation of the Company, upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation or as a result of which the outstanding shares of Stock are exchanged or converted into cash or property or securities not issued by the Company, or upon a sale of substantially all the property of the Company or the acquisition of Stock representing more than 80% of the voting power of the then outstanding securities of the Company by another corporation (any of which shall be deemed hereunder to constitute a "Terminating Transaction"), the Plan shall terminate. Any Option theretofore granted under the Plan shall then terminate, unless provision is made in writing in connection with such Terminating Transaction for the continuance of the Plan and/or for the assumption of the Options theretofore granted, or the substitution for such Options of options covering the securities of a surviving or acquiring corporation, or a parent or a subsidiary thereof, with appropriate adjustments as to the numbers and/or types of shares and prices, in which event the Plan and/or Options theretofore granted shall continue in the manner and under the terms so provided. If the Plan and/or Options terminate pursuant to this Section 17, all persons entitled to exercise any unexercised portions of Options then outstanding shall have the right, at such time prior to the consummation of the Terminating Transaction as the Company shall designate, to exercise the unexercised portions of their Options then exercisable.

      18. Government And Stock Exchange Regulations. The Company shall not be required to issue any shares of Stock upon the exercise of any Option unless and until any


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then applicable requirements of the Securities and Exchange Commission, the
Department of Corporations of the State of California and/or other regulatory agencies having jurisdiction with respect to such issuance, and of any national securities exchanges upon which the Stock may be listed, shall have been fully complied with.

      Upon the exercise of an Option at a time when there is not in effect a registration statement under the Securities Act of 1933, as amended, or any successor statute thereto (the "Securities Act"), relating to the shares of Stock issuable upon exercise thereof and available for delivery a prospectus meeting the requirements of Section 10(a)(3) of the Securities Act, or, if the rules or interpretations of the Securities and Exchange Commission so require, such shares may be issued only if the Optionee represents and warrants in writing to the Company that the shares are being acquired for investment and not with a view to the distribution thereof, and any certificates issued upon exercise of the Option shall bear appropriate legends setting forth the restrictions on transfer of such shares.

      19. Withholding Taxes. Whenever shares of Stock are to be issued by reason of the exercise of an Option, the Company, in its discretion, may require the Optionee to remit to the Company, prior to the delivery of any certificate or certificates for such shares, all or any part of an amount determined by the Company, in its discretion, to be sufficient to satisfy federal, state, and local withholding tax requirements which the Company, or counsel for the Company, determine may be payable with respect to such exercise.

      20. Amendment And Termination Of The Plan. The Board may alter, amend, suspend or terminate the Plan, provided that no such action shall deprive an Optionee, without his or her consent, of any Option or any of the rights thereunder granted to the Optionee pursuant to the Plan. Except as herein provided, no such action of the Board, unless taken with the approval of the shareholders of the Company holding a majority of its voting power, may:

            (a) increase the total number of shares of Stock reserved for the purposes of the Plan, other than pursuant to adjustments under Sections 16 and 17 hereof;

            (b) reduce the minimum permissible Exercise Price;

            (c) extend the termination date of the Plan set forth herein; or

            (d) alter the class of persons eligible to receive Options under the Plan.

      21. Provision of Information. The Company shall make available to each Optionee, at least annually during the period for which such Optionee has one or more Options outstanding, copies of the Company's balance sheet and income statement for the just completed fiscal year. The Company shall not be required to provide such information to any Optionee whose duties in connection with the Company assure their access to equivalent information.


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      22. Effectiveness Of The Plan. The effective date of the Plan is
September 10, 1984. However, implementation of the Plan is subject to the qualification of the grant of Options and the issuance of the underlying shares of Stock by the Department of Corporations of the State of California and to approval of the Plan by shareholders of the Company holding a majority of its voting power within 12 months before or after the effective date of the Plan as above set forth. Options may be granted under the Plan prior to such qualification and approval, but each Option so granted shall expressly provide that it is subject to the aforementioned conditions and in no event may any such Option be exercised in whole or in part prior to such qualification and approval.

      IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing ShareData, Inc. Amended and Restated 1984 Stock Option Plan was duly amended by the Board of Directors of the Company as provided herein on the 6th day of April, 1993.


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